                                                                  Exhibit 10.6.1


                               SUBLEASE AGREEMENT

        This Sublease Agreement ("Sublease") dated for reference purposes only, December 15, 1997, by and between Siemens Pyramid Information Systems, Inc., a Delaware corporation, with its principal offices at 3860 North First Street, San Jose, California, 95134 ("SUBLANDLORD"), and Netro Corporation, a California corporation, with its principal business offices at 3200 Coronado Drive, Santa Clara, California, 95054 ("SUBTENANT").

                                    RECITALS


                                  [ILLEGIBLE]


        Therefore, SUBLANDLORD and SUBTENANT agree as follows:

        1. PREMISES. Subject to the terms, conditions, and covenants set forth in this Sublease, SUBLANDLORD hereby leases to SUBTENANT and SUBTENANT hereby leases from SUBLANDLORD, approximately 47,950 rentable square foot in the Building commonly known as 3860 North First Street, San Jose-Rotunda Building Three (R3), CA ("Premises"). A description of the Premises is attached hereto as EXHIBIT B, outlined in yellow, attached which by this reference is incorporated herein.

        2. EXPANSION PREMISES. Subject to the terms, conditions, and covenants set forth in this Sublease, effective on October 1, 1998, the Premises shall be deemed to include an additional 17,877 rentable square foot adjacent space in the Building commonly known as 3860 North First Street, San Jose, CA-R3 ("Expansion Premises") at which time, the



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SUBLANDLORD shall deliver the Expansion Premises to SUBTENANT "broom clean" with all building systems in good working and operable condition. The Expansion Premises shown as outlined in green on Exhibit B. SUBTENANT shall have a right of first refusal for the remainder of the Building commonly known as 3860 North First Street, San Jose, CA-R3 under the same terms and conditions of this Sublease Agreement, except as provided in this paragraph below.

        SUBTENANT shall have a right of first refusal to sublease the remainder of the Building. If SUBLANDLORD desires to sublease that space, or any portion thereof, to a third party, SUBLANDLORD shall provide written notice to SUBTENANT of the terms upon which SUBLANDLORD would be willing to lease the space in question. If SUBTENANT does not deliver written notice to SUBLANDLORD, within fifteen (15) days of receipt of SUBLANDLORD's notice, of SUBTENANT's willingness to occupy the subject space SUBLANDLORD shall be free to sublease that space to the third party in question. If SUBTENANT does timely indicate its willingness to occupy the subject space, SUBLANDLORD shall lease the space to SUBTENANT on all the same terms and conditions set forth herein, including Rent, provided that if SUBTENANT indicates in its response to SUBLANDLORD that SUBTENANT desires to substitute any material business term from SUBLANDLORD's notice which is more favorable to SUBTENANT, such term shall be incorporated into the sublease of the subject space. It is understood and agreed that SUBLANDLORD shall have the right to Sublease to any subsidiary, affiliate, or alliance company without triggering the foregoing right of first refusal.

        3. TERM. The term of this Sublease shall be for a period of forty three
(43) months commencing on February 15, 1998 ("Commencement Date"), with Basic Rent due and payable upon the Commencement Date. The Sublease will expire on September 14, 2001, unless sooner terminated pursuant to any provision hereof, or by breach of the terms and conditions of this Sublease.

        If for any reason, except as provided for below, SUBLANDLORD has not delivered possession of the Premises to SUBTENANT by February 15, 1998, in the condition required hereunder, which shall include completion by SUBLANDLORD, at its sole cost and expense, of a demising wall separating the existing Premises and the subleased Premises in a manner reasonably acceptable to SUBTENANT, this Sublease shall not be void or voidable, nor shall SUBLANDLORD be liable to SUBTENANT for any loss or damage resulting therefrom: but in such event SUBTENANT shall not be obligated to pay rent until the date that SUBLANDLORD delivers possession of the Premises, and the Commencement Date of this Sublease shall be revised to conform to such date. Notwithstanding the foregoing sentence, SUBLANDLORD shall not be responsible for any delays whatsoever caused by or due to the fault of MASTER LANDLORD, or any such delays which may be caused by, due to, or occur in connection with obtaining MASTER LANDLORD's consent to this Sublease, or permits from the City of San Jose.

        4. BASIC RENT. SUBTENANT shall pay to SUBLANDLORD all Basic Rent for the Premises according to the following schedule:



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
              Months                             Basic Monthly Rental
              ------                             --------------------
February 15, 1998 - September 30, 1998              $  79,117.50
October 1, 1998 - January 31, 1999                   $108,614.55
February 1, 1999 - January 31, 2000                  $111,905.90
February 1, 2000 - January 31, 2001                  $115,197.25
February 1, 2001 - September 14, 2001                $118,488.60

All such Basic Rent shall be payable in advance on the first day of each calendar month during the Term. SUBTENANT shall deposit with SUBLANDLORD upon execution of this Sublease the sum of Seventy Nine Thousand One Hundred Seventeen Dollars and 50/100 ($79,117.50) as Basic Rent for the first month that Basic Rent is due under this Sublease, namely February 15, 1998 through March 14, 1998. In addition to said Basic Rent, SUBTENANT shall pay its pro-rata share based on occupied square footage compared to total square footage of the Premises, of all charges, costs and expense obligations defined as Additional Rent as set forth in said Master Lease, including any obligations for taxes, assessments, utilities, and common area costs, and excluding any penalties, interest, damages, costs or expenses resulting from a default of SUBLANDLORD. All Basic and Additional Rent ("Rent") shall be paid to SUBLANDLORD at its address indicated above, or at any other place designated by SUBLANDLORD. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, except that Rent shall abate for any portion of the Premises for which Rent abates under the Master Lease. Rent payable for any portion of a calendar month shall be a pro rata portion of the installment payable for a lull calendar month.

        5. SECURITY DEPOSIT. Concurrently with SUBTENANT's execution of this Sublease, SUBTENANT shall deposit with SUBLANDLORD the sum of Two Hundred Thirty Six Thousand Nine Hundred Seventy Seven Dollars and 20/100 ($236,977.20). Said sum shall be held by SUBLANDLORD as a Security Deposit for the faithful performance by SUBTENANT of all the terms, covenants and conditions of this Sublease to be kept and performed by SUBTENANT during the term hereof. If SUBTENANT defaults with respect to any provision of this Sublease, including, but not limited to, the provisions relating to the payment of Rent and any of the monetary sums due herewith, SUBLANDLORD may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which SUBLANDLORD may spend by reason of SUBTENANT's default or to compensate SUBLANDLORD for any other loss or damage which SUBLANDLORD may suffer by reason of SUBTENANT's default. If any portion of said Deposit is so used or applied, SUBTENANT shall, within ten (10) days after written demand therefor, deposit cash with SUBLANDLORD in that amount sufficient to restore the Security Deposit to its original amount. SUBTENANT's failure to do so shall be a material breach of this Sublease. SUBLANDLORD shall not be required to keep this Security Deposit separate from its general funds, and SUBTENANT shall not be entitled to interest on such Deposit. So much of the Security Deposit as has not been properly used, applied, or retained hereunder shall be returned to SUBTENANT (or at SUBLANDLORD's option, to the last assignee of SUBTENANT's interest hereunder) at the expiration of the Sublease term and after SUBTENANT has vacated the Premises. If



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SUBTENANT, during the term of the Sublease, successfully completes an Initial
Public Offering (IPO) and can provide proof and evidence thereof, SUBLANDLORD shall reimburse to SUBTENANT one-half of the security deposit, One Hundred Eighteen Thousand Four Hundred Eighty Eight and 60/100 ($118,488.60).

        6. USE. SUBTENANT shall use the Premises only for general offices, light assembly, light manufacturing, storage of electronic components and any other related legal use in accordance with the Master Lease. SUBTENANT shall not permit the Premises or any part thereof to be used for any purpose or use in violation of any law or ordinance, or of the regulation of any governmental authority, or in any manner that will constitute a nuisance, or in any manner which would generate or create or emit any toxic waste, hazardous materials, or environmental damage. SUBTENANT shall not allow any use in violation of any existing restriction on the Premises. SUBTENANT shall conform its use of the Premises in every respect to all laws, statutes, ordinances, and regulations now enforced or hereafter enacted affecting the use of occupancy of the Premises, provided that SUBTENANT shall not be obligated to correct any condition pre-dating the Commencement Date for the initial Subleased Premises or the Expansion Premises, unless the need to comply with such requirement is triggered by a specific and particular use of the Subleased Premises by SUBTENANT, or by the construction of alterations by SUBTENANT.

        7. ACCEPTANCE OF PREMISES. SUBTENANT acknowledges that the Premises contain certain existing tenant improvements with which SUBTENANT is familiar. SUBTENANT agrees that its act of taking possession of the Premises will constitute its acknowledgment and acceptance that the Premises are in rentable and good condition, and that SUBLANDLORD makes no representation or warranty of any kind whatsoever as to the condition or repair of the Premises. Except as provided for in Section 7.1 below, SUBTENANT acknowledges and hereby agrees that SUBTENANT is Subleasing the Subject Premises strictly on an "as is" basis, and that SUBLANDLORD makes no representation or warranty relating to the suitability of the Premises for SUBTENANT's intended use, or whether said Premises are in compliance with all applicable building codes, governmental laws, statutes, ordinances and regulations (e.g. ADA and Title 24 statutes and laws). Any additional compliance measures regarding ADA shall be sole responsibility of SUBTENANT, except as otherwise provided herein.

        7.1 SUBLANDLORD shall deliver the Premises to SUBTENANT, prior to SUBTENANT's access, with all building utility systems in good working and operable condition and with the roof in good condition and repair. Any building system or component that is altered or damaged during SUBTENANT's access to the Premises for their operation setup, or thereafter during the term of this Sublease, by SUBTENANT, its agents, employees or contractors, shall be repaired at SUBTENANT's expense.

        8. INCORPORATION OF MASTER LEASE, ASSUMPTION, TERMINATION OF MASTER
LEASE.

                8.1 This Sublease is expressly subject and subordinate to the terms and conditions of "The Master Lease" attached hereto as Exhibit A. Subject and except for



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paragraphs 2, 4, 5, 24, 29C, 37, 38, and 41 of the Master Lease, and all
provisions contained in FIRST AMENDMENT TO LEASE AGREEMENT as they apply to this Sublease, or as otherwise provided herein, all terms and conditions of the Master Lease are incorporated herein and are deemed a part of this Sublease. With respect to the obligation to maintain the Premises, SUBLANDLORD shall continue to maintain the roof membrane, HVAC and other Building systems, exterior landscaping and common areas as required under the Master Lease, and SUBTENANT shall pay to SUBLANDLORD its pro rata share of the reasonable costs so incurred promptly following receipt of written invoice therefor. The basis for determining the pro rata share of the reasonable costs shall be; (i) an agreed percentage of such costs if such costs are incurred in the common (shared) areas of the Premises, proposed by SUBLANDLORD, on the basis of the relative difference in the square footage of the Building to be occupied by SUBLANDLORD and by SUBTENANT, to be 47% allocated to SUBTENANT, and after the Expansion Premises is occupied by SUBTENANT, to be 65% allocated to SUBTENANT, and (ii) 100% allocated to SUBTENANT if such costs involve services rendered for the primary benefit of the Premises or the Expansion Premises. Subject to Section 10 herein, references to Landlord and Tenant in the Master Lease shall, for purposes of this Sublease, be deemed to refer to both MASTER LANDLORD and SUBLANDLORD, and SUBTENANT, respectively, and reference to the Premises (as defined in the Master Lease) shall refer to the Premises (as defined herein).

                8.2 Except as otherwise provided herein, SUBTENANT hereby expressly assumes and agrees to perform and comply with all obligations required to be kept or performed by SUBLANDLORD pursuant to the provisions of the Master Lease with respect to the Premises, to the extent incorporated into this Sublease. SUBTENANT shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. SUBTENANT agrees to indemnify, defend, hold harmless SUBLANDLORD from any and all claims, damages, costs, and expenses (including reasonable attorney's fees) with respect to SUBTENANT's non performance or non observance of any such term and condition.

                8.3 If the Master Lease is terminated, this Sublease shall terminate simultaneously and the SUBLANDLORD and SUBTENANT shall thereafter be released from all obligations under this Sublease accruing thereafter (except that SUBTENANT shall have all of its rights and remedies against SUBLANDLORD if the Master Lease is terminated as a result of a default by SUBLANDLORD hereunder, if such default was not the result of a default by SUBTENANT hereunder, and SUBLANDLORD shall refund to SUBTENANT any unreturned Rent paid in advance, except as otherwise provided in this Sublease).

        9. UTILITIES/SERVICES. SUBLANDLORD will provide domestic water for building operation and utility water, natural gas, HVAC, electrical power, and fire protection systems as necessary for the normal operation of the Subleased Premises, except for those services described below to be obtained directly by SUBTENANT. Except as otherwise provided herein, SUBTENANT shall pay as Additional Rent and in accordance with the Master Lease, its share of all expenses, based on occupied square footage compared to total square footage of the Premises,



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for all utilities provided to the Premises. SUBTENANT will reimburse to
SUBLANDLORD the actual cost of electrical power supplied to the Premises. The parties have assumed that each party will consume electrical power at a similar rate, and the electrical power costs will, therefore, be allocated initially according to the percentage shares described in section 8.1. However, if either party determines that the percentage shares do not accurately reflect the actual consumption of electrical power by the parties, that party may so inform the other party in writing. For a period of thirty days following receipt of such notice, the parties will negotiate in good faith to attempt to allocate more accurately the costs of electrical power, which may include retaining, at the joint cost of the parties, an independent, qualified electrical consultant to investigate actual electrical power usage. Provided, however, SUBTENANT shall obtain, contract for, and pay 100% of all expenses relating to its personal electronic communications, data and telephone services, its private security systems, trash, and recycling services provided to the SUBTENANT's Premises. SUBTENANT's pro-rata share of the Premises shall be 47% for the initial seven and one-half (7-1/2) months of occupancy. Beginning October 1, 1998, this share shall increase to 65% for the remainder of the Sublease term provided that if SUBTENANT subleases the remainder of the Building, pursuant to paragraph 2 herein, its share shall increase to 100%. It is understood and agreed the cost to sub-meter the Premises has been deemed prohibitive. Any electrical cost incremental to SUBLESSOR'S normal operation shall be paid by SUBTENANT according to the square footage allocation. All service, repairs, and maintenance responsibilities will be listed on attached Schedule A.

        10. OBLIGATIONS OF SUBLANDLORD. SUBLANDLORD agrees to maintain the Master Lease during the Term of this Sublease, subject, however, to any termination of the Master Lease without the fault of SUBLANDLORD. SUBLANDLORD agrees to comply with or perform all of its obligations under the Master Lease that SUBTENANT has not assumed under this Sublease. Provided, however, SUBLANDLORD, does not assume the obligations required to be kept or performed by the MASTER LANDLORD under the Master Lease. SUBLANDLORD shall upon written request by SUBTENANT, fully cooperate with SUBTENANT in enforcing the Master Lease against MASTER LANDLORD, and SUBTENANT shall reimburse SUBLANDLORD for all of SUBLANDLORD's costs reasonably incurred in connection therewith. SUBLANDLORD represents and warrants (i) that the document attached as Exhibit A to this Sublease is a true, correct and complete copy of the Master Lease, that the Master Lease represents the entire agreement between SUBLANDLORD and MASTER LANDLORD with respect to the lease of the Premises, (ii) there is no default, or any condition which with the passage of time or the giving of notice, or both, would constitute a default, on the part of either party to the Master Lease,
(iii) SUBLANDLORD has not assigned, encumbered or otherwise transferred any interest of the Tenant under the Master Lease, and (iv) the scheduled Expiration Date of the Master Lease is September 14, 2001. SUBLANDLORD shall cooperate with SUBTENANT as reasonably necessary to obtain the consent of MASTER LANDLORD to any act for which such consent is required.

        11. ALTERATIONS, ADDITIONS, OR IMPROVEMENTS. SUBTENANT shall not make any alterations, additions or improvements on or to the Premises without first obtaining the written consent of SUBLANDLORD, which consent will not be unreasonably withheld or delayed and,



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if required by the Master Lease, the consent of the MASTER LANDLORD. All permitted alterations, additions and improvements shall be made at the sole expense of SUBTENANT, and the rights and obligations of the parties regarding the removal of such alterations, additions and improvements from the Subleased Premises, and title to the same, shall be governed by Paragraph 10 of the Master Lease as incorporated herein.

        12. ASSIGNMENT OR SUBLEASE. SUBTENANT shall have the Sublease rights of SUBLANDLORD set forth in Paragraph 29 of the Master Lease, subject to SUBLANDLORD and MASTER LANDLORD's approval to the extent required hereunder. All Sublease profits (100%) shall be paid to SUBLANDLORD.

        13. HAZARDOUS MATERIALS. Notwithstanding anything contained in Paragraph 18 of the Master Lease, SUBTENANT shall not be entitled to use or store any Hazardous Materials or Substances on or about the Premises without first obtaining the express written consent of SUBLANDLORD, which may be given or withheld in SUBLANDLORD's absolute and sole discretion. Except as otherwise provided in this Section 13, the provisions of Paragraph 18 of the Master Lease apply to this Sublease. Provided however, that SUBLANDLORD's consent shall not be required for normal use, in compliance with applicable Environmental Laws of customary household and office supplies (SUBTENANT shall first provide SUBLANDLORD with a list of said materials use), such as mild cleaners, lubricants and copier toner.

        14. BROKERS. SUBLANDLORD and SUBTENANT hereby agree, consent to and acknowledge that Cooper/Brady Corporate Real Estate Services has represented the SUBLANDLORD and Colliers Parrish International, Inc. has represented the SUBTENANT ("Brokers") in connection with this Sublease. SUBLANDLORD and SUBTENANT represent that no other brokers have been retained in connection with this Sublease and agree to indemnify, defend and hold harmless the other in connection with any commission claims brought in connection with their respective activities on this Sublease. SUBLANDLORD shall pay all commissions payable to Brokers in connection with this Sublease in accordance with a separate agreement between SUBLANDLORD and Cooper/Brady Corporate Real Estate Services.

        15. CONSENT OF MASTER LANDLORD. This Sublease requires the consent and agreement of MASTER LANDLORD and the effectiveness of this Sublease is hereby expressly conditioned upon receiving such consent. SUBLANDLORD and SUBTENANT agree to timely execute MASTER LANDLORD's standard Consent to Sublease Agreement form (a sample copy is provided herein as Exhibit C), which shall be prepared by MASTER LANDLORD, and shall set forth MASTER LANDLORD's acknowledgment of this Sublease, and which shall be subject to review and reasonable approval of the parties. Said Consent shall apply to this Sublease only, and shall not be deemed as MASTER LANDLORD's consent to any other sublease.

        16. MISCELLANEOUS PROVISIONS.

                A. SIGNAGE. Notwithstanding anything contained in the Master Lease, SUBTENANT shall have building signage rights at the front entrance on North First Street and the subject Premises as reasonably allowed by SUBLANDLORD, MASTER LANDLORD,



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CITY OF SAN JOSE, and any of the covenant, codes, and restrictions per Master
Lease. All costs of related signage shall be paid by SUBTENANT.

                B. SUBTENANT EQUIPMENT. SUBTENANT will require roof access, in an ongoing process, to inspect and demonstrate equipment related to their business. Any roof penetrations will be done in accordance with the Master Lease. Notwithstanding anything contained in the Master Lease, any damage to the roof through SUBTENANTS actions shall be fully repaired at SUBTENANTS cost. Subject to the approval of the MASTER LANDLORD, if required by the Master Lease, SUBTENANT shall have the right to install an LN2 plumbing system, at its sole cost, in accordance with the Master Lease and this Section 16 of the Sublease, and conforming to all codes, covenants, and restrictions with the City of San Jose. SUBTENANT shall conform with all covenants codes and restrictions of the Master Lease and the City of San Jose.

                C. USE OF SUBLANDLORD EMPLOYEES BY SUBTENANT. In the event SUBTENANT uses any employees of SUBLANDLORD for any of it's purposes for outfitting or work arrangements, SUBTENANT agrees that it will pay any charge therefore imposed by SUBLANDLORD and assume the sole liability and responsibility with respect to any personal injury, including death, or property damage to or in connection with such use.

                D. HOLDING OVER. If SUBTENANT holds over after the expiration of the Master Lease and SUBLANDLORD pays holdover rent on the entire Premises due to SUBTENANT's holdover, SUBTENANT shall assume the entire holdover obligation due under Master Lease.

        17. NOTICES. All notices to be given to SUBTENANT may be given in writing, personally, or by depositing the same in the United States mail, postage prepaid, addressed to SUBTENANT as provided for herebelow. Any notice or document required or permitted by this Sublease to be given MASTER LANDLORD or SUBLANDLORD shall be addressed to MASTER LANDLORD or SUBLANDLORD at the addresses set forth below, or at such other address as it may have therefore specified by notice delivered in accordance herewith, and shall be deemed delivered upon actual receipt or refusal of delivery:

MASTER LANDLORD:                            North San Jose Interests
                                            c/o Sobrato Development Company
                                            10600 North De Anza Blvd.
                                            Suite 200
                                            Cupertino, CA 95014

SUBLANDLORD:                                Siemens Pyramid Information Systems
                                            3860 North First Street
                                            Santa Clara, CA 95134



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SUBTENANT:                                  Netro Corporation
                                            3200 Coronado Drive
                                            Santa Clara, CA 95054

        IN WITNESS WHEREOF, the parties have executed this Sublease on the date indicated below.

NETRO CORPORATION, a California corporation
("SUBTENANT")

By: ______________________________

Title: ___________________________

Date: ____________________________

SIEMENS PYRAMID INFORMATION SYSTEMS, INC., a Delaware corporation
("SUBLANDLORD")

By: ______________________________

Title: ___________________________

Date: ____________________________



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                         AMENDMENT TO SUBLEASE AGREEMENT


This Amendment to the Sublease Agreement dated for reference December 15, 1997, between Siemens Pyramid Information Systems, Inc. ("SubLandlord") and Netro Corporation ("SubTenant"), amends the Sublease by providing in Section 2, Expansion Premises, that SubTenant has until November 1, 1998 to sublease and to commence paying rent on the Expansion Premises.

EXCEPT AS PROVIDED IN THIS AMENDMENT, ALL TERMS AND CONDITIONS OF THE SUBLEASE SHALL REMAIN IN FULL FORCE AND EFFECT.

IN WITNESS WHEREOF, the parties have executed this Amendment to Sublease on the date indicated below.

NETRO CORPORATION, a California corporation



By: ______________________________

Title: ___________________________

Date: ____________________________


SIEMENS PYRAMID INFORMATION SYSTEMS, INC., a Delaware corporation



By: ______________________________

Title: ___________________________

Date: ____________________________